DECHERT PRICE & RHOADS
                              1775 Eye Street, N.W.
                           Washington, D.C. 20006-2401
                                 (202) 261-3300



                                February 24, 1998

Forward Funds, Inc.
433 California Street
Suite 1010
San Francisco, California 94104

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock of Forward Funds, Inc. (the "Company"), we have examined such matters as we have deemed necessary to give this opinion.

         On the basis of the foregoing, it is our opinion that the shares have been duly authorized and, when paid for as contemplated by the Company's Registration Statement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                         Very truly yours,



                                        /s/ DECHERT PRICE & RHOADS